UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.01 Changes in Control of Registrant

(b)  On February 8, 2010, Mr. Christopher Wood, the Chief Executive Officer, controlling shareholder and a director of WLG Inc. (the “Company”, or “WLG”) sold 8,000,000 shares of WLG common stock owned by him to Jumbo Glory Limited (“Jumbo Glory”), at a price of $0.25 per share in a private transaction (the “Initial Sale”), pursuant to the terms of a Stock Purchase Agreement dated February 8, 2010 between Mr. Wood and Jumbo Glory (the “Stock Purchase Agreement”).

The Stock Purchase Agreement also provides that at any time within 90 days of the closing date of the Initial Sale, Mr. Wood will sell an additional 8,000,000 shares of WLG common stock owned by him to Jumbo Glory at a price of $0.25 per share (the “Second Sale”), if requested to do so by Jumbo Glory.  If the Second Sale is completed Mr. Wood would own less than 50% of WLG’s common stock and Jumbo Glory would own not less than 51% of WLG’s common stock.  If the Second Sale is completed, Mr. Wood will resign as Chief Executive Officer of the Company but will remain in an executive management position and as a director and shall be named Chairman of the Board of Directors.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: February 12, 2010	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer